UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets.

Pursuant to the Agreement and Plan of Merger dated May 17, 2011 (the “Merger Agreement”), among Safeguard Scientifics, Inc.’s (“Safeguard”) partner company, Advanced BioHealing, Inc. (“ABH”) and certain related parties and Shire Pharmaceuticals, Inc. and certain related parties (“Shire”), on June 28, 2011, ABH was acquired by Shire (the “Transaction”).  Safeguard, through its wholly owned subsidiary, Safeguard Delaware, Inc., will receive, in the aggregate, approximately $145 million in connection with the Transaction in exchange for its interest in ABH.  Pursuant to the terms of the Merger Agreement, $7.3 million of such amount will be held in escrow through March 31, 2012.

Item 7.01.          Regulation FD Disclosure.

On June 28, 2011, Safeguard issued a press release announcing the completion of the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Safeguard.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: June 28, 2011	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release dated June 28, 2011